UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 5, 2024 (February 5, 2024)

Humana Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-5975	61-0647538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
500 West Main Street Louisville, KY 40202
(Address of principal executive offices, including zip code)

502-580-1000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HUM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.

On Wednesday, January 31, 2024, after the stock market closed, the Centers for Medicare and Medicaid Services (CMS) issued its preliminary 2025 Medicare Advantage and Part D payment rates and proposed policy changes (collectively, the Advance Notice). CMS has invited public comment on the Advance Notice before publishing final rates on April 1, 2024 (the Final Notice).

In the Advance Notice, CMS estimates Medicare Advantage plans across the sector will, on average, experience a 0.16 percent decrease in benchmark funding based on proposals included therein. As indicated by CMS, its estimate excludes the impact of fee-for-service county rebasing/re-pricing since the related impact is dependent upon finalization of certain data, which will be available with the publication of the Final Notice.

Based on Humana Inc.’s (the “company”) preliminary analysis using the same factors included in CMS’ estimate, the components of which are detailed on CMS’ website, the company anticipates the proposals in the Advance Notice would result in a change to its benchmark funding that is approximately 160 basis points worse than its expectation of a flat rate environment. This difference is primarily due to the proposed effective growth rate restatements, which the company did not anticipate in light of the higher medical cost trends experienced across the industry, as well as the negative impact of CMS’ proposed normalization factors. As part of its typical engagement with the agency, the company will provide actuarial data with respect to its concerns regarding these items.

The company will continue to analyze the Advance Notice and will draw upon its program expertise to provide CMS formal commentary on the impact of the Advance Notice and the related impact upon Medicare beneficiaries’ quality of care, affordability, and service to its members through the Medicare Advantage program.

There is no change to the company’s 2025 outlook of $6 to $10 in Adjusted Earnings Per Share (EPS) growth as the Advance Notice is preliminary and the company, along with others in the industry, are expected to provide feedback to CMS regarding the Advance Notice as described above.

Cautionary Statement

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, generally including the words or phrases like “expects,” “believes,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions that are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the Company’s SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.

BY:	/s/ John-Paul W. Felter
John-Paul W. Felter
Senior Vice President, Chief Accounting Officer & Controller (Principal Accounting Officer)

Dated: February 5, 2024